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                                                                     EXHIBIT 3.2

                          AMENDED AND RESTATED BYLAWS
                                       OF
                                 SYMBION, INC.
                              (THE "CORPORATION")


                                   ARTICLE I.

                                    OFFICES

         The Corporation may have such offices, either within or without the State of Tennessee, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                  ARTICLE II.

                                  SHAREHOLDERS

         2.1 ANNUAL MEETING. An annual meeting of the shareholders of the Corporation shall be held on such date and at such time as may be designated by the Board of Directors of the Corporation (the "Board of Directors") and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. The business to be transacted at such annual meeting shall be the election of directors and such other business as shall be properly brought before the meeting. Except as otherwise permitted by law, no shareholder of the Corporation shall require the Board of Directors to call an annual meeting of shareholders of the Corporation. Failure to hold the annual meeting of shareholders at the designated time shall not affect the validity of any corporate action.

         2.2 SPECIAL MEETINGS. A special meeting of the shareholders may be called, and business to be considered at any such meeting may be proposed, at any


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time by a majority of the members of the Board of Directors or the holders of at least ten percent (10%) of all the votes to be cast on any issue proposed to be considered at the proposed special meeting. Any written notice of a special meeting or duly executed waiver of notice of such special meeting shall state the purpose(s) of the proposed meeting and only business within such purpose(s) described in the notice or waiver of notice may be conducted at such special meeting.

         2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting or special meeting of shareholders. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation.

         2.4      NOTICE OF MEETINGS; WAIVER.

                  (a) NOTICE OF MEETINGS. Written or printed notice of the date, time and place of each annual and special shareholders' meeting and, in the case of a special meeting, a description of the purpose(s) for which the meeting is called, shall be delivered no fewer than ten (10) days nor more than two (2) months before the date of the meeting, either personally or by mail to each shareholder entitled to vote at such meeting. Such notice shall comply with the requirements of Article XI of these Amended and Restated Bylaws.

                  (b) WAIVER. A shareholder may waive any notice required by law, the Amended and Restated Charter of the Corporation or these Amended and Restated Bylaws before or after the date and time stated in such notice. Except as


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provided in the next sentence, the waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting: (1) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting; and (2) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         2.5      NOTICE OF SHAREHOLDER BUSINESS AT ANNUAL MEETING.

                  (a) BUSINESS TO BE CONDUCTED AT ANNUAL MEETING. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of a majority of the members of the Board of Directors, or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this
Section 2.5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 2.5.

                  (b) BUSINESS BROUGHT BEFORE THE ANNUAL MEETING BY A SHAREHOLDER. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a) of this Section 2.5, the


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shareholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation's principal place of business. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A shareholder's notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such shareholder, that shareholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that shareholder, and (3) any interest of the shareholder in the proposed business.

                  (c) BUSINESS NOT PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance


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with the procedures prescribed by these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.5 shall relieve a shareholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder.

         2.6 RECORD DATE. In determining the shareholders entitled to notice of and to vote at any annual or special shareholders' meeting, the stock transfer books of the Corporation shall not be closed, but in lieu thereof the Board of Directors shall fix a date which is no more than seventy (70) days before the meeting as a record date. The record date may precede the date on which the Board of Directors fixes such record date. A record date fixed for a shareholders' meeting is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than four (4) months after the date fixed for the original meeting.

         2.7 SHAREHOLDERS' LIST. After the record date for a meeting has been fixed, the Corporation shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting, showing the


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address of each shareholder and the number of shares registered in the name of each shareholder. The shareholders' list will be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his agent or attorney is entitled on written demand to inspect and, subject to the requirements of the Tennessee Business Corporation Act (the "Act"), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

         2.8 QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, notwithstanding the withdrawal of a number of shareholders so that less than a quorum remains.

         2.9 ADJOURNMENTS. If a quorum shall not be present, in person or by proxy, at any meeting of shareholders or any adjournment thereof, the chairman of the meeting or a majority in interest of the shareholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business


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may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

         2.10 VOTING OF SHARES. Unless otherwise provided in the Amended and Restated Charter of the Corporation, a shareholder entitled to notice of and to vote at a meeting of shareholders shall be entitled to one vote for each share of capital stock of the Corporation standing in his name on the transfer books of the Corporation on the record date fixed for such meeting. When a quorum is present at any meeting, approval of action on a matter (other than election of directors) by the shareholders is received if the votes cast, in person or by proxy, favoring the action exceed the votes cast, in person or by proxy, opposing the action, unless the question is one which, by law, the Amended and Restated Charter of the Corporation or these Amended and Restated Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         2.11 PROXIES. A shareholder may vote his shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months unless another


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period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         2.12 ORDER OF BUSINESS. The order of business at all meetings of shareholders shall be as determined by the chairman of the meeting.

         2.13 CONDUCT OF MEETING. The Chief Executive Officer shall act as chairman of, and preside at, all meetings of shareholders. The Secretary shall keep the records of each meeting of shareholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Amended and Restated Bylaws or by some person appointed by the meeting.

         2.14 INSPECTORS. The Board of Directors may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum,


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and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be shareholders.

         2.15 CERTAIN RULES OF PROCEDURE RELATING TO SHAREHOLDER MEETINGS. All shareholder meetings, annual or special, shall be governed in accordance with the following rules:

                  (a) MOTIONS FROM THE FLOOR. Only shareholders of record will be permitted to present motions from the floor at any meeting of shareholders.

                  (b) AUTHORITY OF THE CHAIRMAN OF THE MEETING. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to


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prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any shareholder, to limit the number of questions a shareholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to shareholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a shareholder may name.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         3.1 POWERS AND DUTIES. All corporate powers shall be exercised by or under the authority of and the business and affairs of the Corporation managed under the direction of the Board of Directors.

         3.2      NUMBER AND QUALIFICATIONS; ELECTION.

                  (a) NUMBER AND QUALIFICATIONS. Except as otherwise provided in the Amended and Restated Charter of the Corporation, the number of directors which shall constitute the entire Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the entire Board of Directors serving at the time of that vote. None of the directors need be a shareholder of the Corporation or a resident of the State of Tennessee.


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                  (b)      ELECTION. Except as otherwise required by law, the
Amended and Restated Charter of the Corporation or these Amended and Restated Bylaws, the directors of the Corporation shall be elected at an annual meeting of shareholders at which a quorum is present by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors or a class of directors.

         3.3      NOMINATION OF DIRECTOR CANDIDATES.

                  (a) Nominations of persons for election to the Board of Directors of the Corporation at a meeting of shareholders may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 3.3, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in this Section 3.3.

                  (b) Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation's principal place of business. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty
(30) days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth


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(10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Such notice shall set forth (i) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case consistent with Regulation 14A under the Exchange Act (including such person's written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and
(ii) if the nomination is submitted by a shareholder of record, (A) the name and address, as they appear on the records of the Corporation, of such shareholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made and (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such shareholder of record and such beneficial owner. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the shareholder's notice of nomination which pertains to the nominee.

                  (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this


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Section 3.3. The election of any director in violation of this Section 3.3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Amended and Restated Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

         3.4 MEETINGS; NOTICE. The Board of Directors may hold regular and special meetings either within or without the State of Tennessee. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                  (a) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may determine. Notice of such regular meetings shall not be required.

                  (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chief Executive Officer, the President or any two (2) directors.


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Unless the Amended and Restated Charter of the Corporation otherwise provides, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Such notice shall comply with the requirements of Article XI of these Amended and Restated Bylaws.

                  (c) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. Except as provided in the next sentence, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to him of such meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         3.5 QUORUM. Unless the Amended and Restated Charter of the Corporation requires a greater number, a quorum of the Board of Directors consists of a majority of the number of directors in office immediately before the meeting begins.

         3.6 ADJOURNMENT. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Notice of an adjourned meeting need not be given if the time and place to which the meeting


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is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one (1) adjournment.

         3.7 VOTING. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Amended and Restated Charter of the Corporation or these Bylaws require the vote of a greater number of directors. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to such action unless:

                  (i) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting;

                  (ii) his dissent or abstention from the action taken is entered in the minutes of the meeting; or

                  (iii) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         3.8 ELECTION OF OFFICERS. The Board of Directors may elect the officers of the Corporation at any meeting of the Board of Directors at which a quorum shall be present.


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         3.9      ACTION WITHOUT MEETING. Unless the Amended and Restated
Charter of the Corporation otherwise provides, any action required or permitted by the Act to be taken at a meeting of the Board of Directors may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. Such action must be evidenced by one or more written consents describing the action taken, at least one of which is signed by each director, indicating the director's vote or abstention on the action, which consents shall be included in the minutes or filed with the corporate records reflecting the action taken. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. Faxed signatures of such consent or consent shall be effective for all purposes. A signed consent has the effect of a meeting and may be described as such in any document.

         3.10 COMPENSATION. Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Any director receiving such compensation shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.


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         3.11     RESIGNATION. A director may resign at any time by delivering written notice to the Corporation; provided, however, that written notice to the Chief Executive Officer, the President, or the Secretary shall be deemed to constitute notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date, and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         3.12 VACANCIES. Unless the Amended and Restated Charter of the Corporation otherwise provides, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director, the Board of Directors shall fill such vacancy. If the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specified later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         3.13 REMOVAL OF DIRECTORS. Except as otherwise provided in the Amended and Restated Charter of the Corporation, these Amended and Restated Bylaws or by law, at the annual meeting of the shareholders or at any special meeting of shareholders called expressly for that purpose, a director of any class of directors may be removed before the expiration date of that directors' term of office, with cause (as defined in the Amended and Restated Charter of the Corporation) only, by an affirmative vote of the holders of not less than a majority of the


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outstanding shares of the class or classes or series of capital stock then entitled to vote at an election of directors or directors of that class or series, voting together as a single class.

                                  ARTICLE IV.

                                   COMMITTEES

         Unless the Amended and Restated Charter of the Corporation otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors. The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Amended and Restated Charter of the Corporation or these Amended and Restated Bylaws to take action. Unless otherwise provided in the Act, to the extent specified by the Board of Directors or in the Amended and Restated Charter of the Corporation, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same statutory requirements regarding meetings, action without meetings, notice and waiver of notice, quorum and voting requirements as are applicable to the Board of Directors and its members.


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                                   ARTICLE V.

                                    OFFICERS

         5.1 OFFICERS. The officers of the Corporation shall consist of a President, a Secretary and, as deemed appropriate by the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, one or more Vice Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers and such other officers and assistant officers as may be from time to time elected or appointed by the Board of Directors. One person may simultaneously hold more than one office except the President may not simultaneously hold the office of Secretary. Officers need not be directors or shareholders of the Corporation.

         5.2 TERM. Each officer shall serve at the pleasure of the Board of Directors and until his successor shall have been appointed, or until his death, resignation or removal.

         5.3 RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.


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         5.4      VACANCIES. Any vacancy in an office from any cause may be
filled by the Board of Directors.

         5.5      DUTIES.

                  (a) PRESIDENT. The President shall preside at all meetings of the shareholders and the Board of Directors and shall be responsible for the active, executive management and supervision of the operations of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.

                  (b) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall be active executive officers of the Corporation, shall assist the President in the active management of the business, and shall perform such other duties as the Board of Directors may from time to time prescribe.

                  (c) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep a stock record containing the names of all persons who are shareholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of


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

authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                  (d) TREASURER. The Treasurer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all of his transactions as Treasurer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum and with one or more sureties satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.


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


                  (e) OTHER OFFICERS. Other officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them.

                  (f) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

                                  ARTICLE VI.

                                SHARES OF STOCK

         6.1 SHARES WITH OR WITHOUT CERTIFICATES. The Board of Directors may authorize that some or all of the shares of any or all of the Corporation's classes or series of stock be evidenced by a certificate or certificates of stock. The Board of Directors may also authorize the issue of some or all of the shares of any or all of the Corporation's classes or series of stock without certificates. The rights and obligations of shareholders with the same class and/or series of stock shall be identical whether or not their shares are represented by certificates.

                  (a) SHARES WITH CERTIFICATES. If the Board of Directors chooses to issue shares of stock evidenced by a certificate or certificates, each individual certificate shall include the following on its face: (i) the Corporation's name, (ii) the fact that the Corporation is organized under the laws of the State of Tennessee, (iii) the name of the person to whom the certificate is issued, (iv) the number of shares represented thereby, (v) the class of shares and the designation of the series, if any, which the certificate represents, and (vi) such other information as applicable law may require or as may be lawful. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate shall state on its front or back that the Corporation will furnish the shareholder this information in writing, without charge, upon request. Each certificate of stock issued by the Corporation shall be signed (either manually or in facsimile) by the President or a Vice President, and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. If the person who signed a certificate no longer holds office when the certificate is issued, the certificate is nonetheless valid.

                  (b) SHARES WITHOUT CERTIFICATES. If the Board of Directors chooses to issue shares of stock without certificates, the Corporation, if required by the Act, shall, within a reasonable time after the issue or transfer of shares without certificates, send the shareholder a written statement of the information required on certificates by Section 6.1(a) of these Amended and Restated Bylaws and any other information required by the Act.

         6.2 LEGENDS. The Board of Directors shall have the power and authority to provide the certificates representing shares of stock bear such legends as the

Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

         6.3 TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or
(iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         6.4 LOST, DESTROYED OR STOLEN CERTIFICATES. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Board of Directors may in its discretion require.

                                  ARTICLE VII.

                               CORPORATE ACTIONS

         7.1 CONTRACTS. Unless otherwise required by the Board of Directors, the President or any Vice President shall execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         7.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the President or the Board of Directors. Such authority may be general or confined to specific instances.

         7.3 CHECKS, DRAFTS, ETC. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the President, a Vice President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

         7.4 DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors may authorize.

         7.5 VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise required by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

         7.6 DIVIDENDS. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of share holders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days prior to the date of such payment.

                                 ARTICLE VIII.

                                INDEMNIFICATION

         The Corporation may indemnify, and upon request may advance expenses to, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding, despite the fact that such person has not met the standard of conduct set forth in Section 48-18-502(a) of the Act or would be disqualified for indemnification under Section 48-18-502(d) of the Act, if a determination is made by the person or persons enumerated in Section 48-18-506(b) of the Act that the director or officer seeking indemnification is liable for (i) any breach of the duty of loyalty to the Corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) voting for or assenting to a distribution in violation of the Act.

                                  ARTICLE IX.

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                   ARTICLE X.

                                 CORPORATE SEAL

         The Corporation shall not have a corporate seal.

                                  ARTICLE XI.

                    AMENDMENT OF AMENDED AND RESTATED BYLAWS

         The affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Corporation then entitled to vote, voting together as a single class, shall be required to repeal or amend any provision of the Amended and Restated Bylaws of the Corporation; provided, however, that the Board of Directors may repeal or amend any provision of the Amended and Restated Bylaws of the Corporation unless (i) the Act reserves this power exclusively to the shareholders; or (ii) the shareholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that particular Bylaw.

                                  ARTICLE XII.

                                     NOTICE

         Unless otherwise provided for in these Amended and Restated Bylaws, any notice required shall be in writing except that oral notice is effective if it is reasonable under the circumstances and not prohibited by the Amended and Restated Charter of the Corporation or these Amended and Restated Bylaws. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published or by radio, television or other form of public broadcast communication. Written notice to a domestic or foreign corporation authorized to transact business in Tennessee may be addressed to its registered agent at its registered office or to the corporation or its secretary at its principal office as shown in its most recent annual report or, in the case of a foreign corporation that has not yet delivered an annual report, in its application for a certificate of authority. Written notice to shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the United States mail, if mailed correctly addressed and with first class postage affixed thereon; (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; or (d) twenty (20) days after its deposit in the United States mail, as evidenced by the postmark if mailed correctly addressed, and with other than first class, registered or certified postage affixed. Oral notice is effective when communicated if communicated in a comprehensible manner.


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